Exhibit 99.8

FORM OF BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the grant of non-transferable subscription rights (“Subscription Rights”) to purchase shares of common stock, $0.01 par value per share (“Common Stock”), of Howard Bancorp, Inc. (the “Company”), including the Company’s prospectus dated ____________, 2012 (the “Prospectus”).

I (we) instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION.)

Box 1: ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2: ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below:

Number of Shares Being Purchased (the sum of A and C below):
Total Exercise Price Payment Required (the sum of B and D below):

Basic Subscription Right

I wish to exercise my full Basic Subscription Right or a portion thereof as follows:

__________	X	$____	=	$_________
No. of shares of Common Stock subscribed for under your Basic Subscription Right (A)		(Subscription price)		Payment due under Basic Subscription Right (B)

Over-Subscription Privilege

I have exercised my Basic Subscription Right in full and in addition to my Basic Subscription Right I wish to subscribe for additional shares of Common Stock under my Over-Subscription Privilege as follows:

__________	X	$____	=	$_________
No. of shares of Common Stock subscribed for under your Over-Subscription Privilege* (C)		(Subscription price)		Payment due under Over-Subscription Privilege (D)

* The maximum number of shares that you may subscribe for under your Over-Subscription Privilege is equal to ___________ shares less the number of shares you subscribed for under your full Basic Subscription Privilege, subject to the limitations described in the Prospectus.

Box 3: ☐ Payment in the following amount is enclosed or has been/will be wired in accordance with the instructions set forth in the Prospectus:	$

(The total of the above Box 3 must equal the Total Exercise Price Payment Required.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and
•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of Beneficial Owner(s)

Signature(s) of Beneficial Owners
Date

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Additionally, please provide the following information:

Name: ________________________________________________________________________________

Capacity (full title): ______________________________________________________________________

Address (including Zip Code): _____________________________________________________________

Telephone Number: _____________________________________________________________________